UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 30, 2012

MusclePharm Corporation

(Exact name of registrant as specified in its charter)

Nevada	000-53166	77-0664193
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification Number)

4721 Ironton Street, Building A

Denver, Colorado 80239

(Address of principal executive offices)

(303) 396-6100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of a Material Definitive Agreement.

On July 30, 2012, MusclePharm Corporation (the “Company”) provided a notice of termination to TCA Global Credit Master Fund, LP, a limited partnership organized and existing under the laws of the Cayman Islands (“TCA”), pursuant to which the Company advised TCA of the termination of the Committed Equity Facility Agreement, dated as of July 13, 2012 (the “Equity Facility”), among the Company and TCA, which such termination should proceed pursuant to the terms and conditions therein contained. In conjunction with the termination of the Equity Facility, the Company will terminate the Registration Rights Agreement, by and among the Company and TCA, dated as of July 13, 2012 (the “Registration Rights Agreement”). Upon termination of the Registration Rights Agreement the Company will no longer be under any obligation to register any of its securities for TCA.

The above description of the Equity Facility and Registration Rights Agreement do not purport to be complete and are qualified in their entity by reference to exhibits 10.1 and 10.2 respectively, of the Company’s Current Report on Form 8-k filed with the Commission on July 20, 2012.

Item 9.01	Financial Statements and Exhibits

Exhibit No.	Description
10.1	Form of Committed Equity Facility Agreement, dated July 13, 2012, by and between MusclePharm Corporation and TCA Global Credit Master Fund LP (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-k filed with the Commission on July 20, 2012)

10.2	Form of Registration Rights Agreement, dated July 13, 2012, by and between MusclePharm Corporation and TCA Global Credit Master Fund LP (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-k filed with the Commission on July 20, 2012)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

MUSCLEPHARM CORPORATION

July 31, 2012	By:	/s/ Brad J. Pyatt
Name: Brad J. Pyatt
Title: Chief Executive Officer